EXHIBIT 99.1

Whitney Information Network to Launch ‘Living Well’ Live Events with Montel Williams

CAPE CORAL, Fla., March 27, 2009 /PRNewswire-FirstCall/ — Whitney Information Network, Inc. (Pink Sheets: RUSS) (WIN) has announced a strategic alliance with media celebrity and motivational speaker, Montel Williams, to provide training designed to help people enhance their wellbeing — financially, physically, emotionally and spiritually.

The new venture, dubbed “Living Well with Montel” Live Events, will combine Montel’s teachings and philosophies on self-development with WIN’s proven ability to create and distribute educational training through multiple distribution channels. A kick-off conference, featuring Montel Williams and his Living Well team, will launch the initiative on May 12, 2009 at the San Diego Convention Center.

“We are excited to join forces with an individual of Montel’s caliber and capabilities,” said WIN CEO Chuck Peck.  “Just as our company has long been a leader helping people become financially literate as real estate and financial instruments investors and entrepreneurs, Montel, too, is committed to helping people excel in all areas of their lives. With the stress people face in today’s uncertain environment, training on how to achieve personal success is more important than ever.”

“Montel’s unique way of personally connecting with large audiences combined with his compelling advice make him the ideal host for our new series of live events,” adds Peck. “Together, we look forward to bringing much-needed information and tools to people who want to thrive now and in the future.”

Montel Williams, known for his 17-year-long daily TV program and his eight books, agrees with Peck that the timing is right to reach individuals seeking empowerment in their lives.

Says Montel, “I believe that old adage about ‘when the going gets tough, the tough get going.’ In these trying times, my goal is to motivate as many people as possible to become stronger financially, physically, emotionally and spiritually. To help them, I’m pleased to partner with WIN on a series of large-scale conferences where we’ll urge individuals to take action by providing practical ‘how-to’ training and subscription services.”

The inaugural event in San Diego on May 12, 2009 is geared for employees and businesses as well as individuals, with topics on improving communications, emotional and physical fitness in a stressful environment and how to manage through the financial mire of today’s economy. Register at www.montelconference.com.

About Montel Williams

Born in a Baltimore ghetto, Montel Williams learned early on how to triumph over adversity, excelling in his academic classes, and becoming an avid athlete, musician and student body president. A graduate of the prestigious Naval Academy and a decorated Naval Intelligence Officer, he served the United States meritoriously for over 20 years. Williams has gone on to become an entrepreneur, motivational speaker, philanthropist and an Emmy Award-winning host of a nationally syndicated talk show that ran for 17 seasons. He is the author of the New York Times bestselling inspirational memoirs Living Well, Climbing Higher and Mountain, Get Out of My Way, and the coauthor of the New York Times bestseller, Bodychange. His latest book release is titled Living Well Emotionally. Williams recently signed a multi-year deal with radio syndicator Air America for a daily 3-hour talk radio program entitled “Montel Across America,” slated to begin on April 6, 2009.

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (Pink Sheets: RUSS) is a provider of educational training courses to help students become financially literate through specialized instruction and mentoring. The company provides students with comprehensive instruction and mentoring in real estate and financial instruments investing, personal finance, entrepreneurism and self-development in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

Special Note Regarding Forward Looking Statements:

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all statements other than those made solely with respect to historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the registrant’s actual results or performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include those factors which can be found in our Form 10-K for the year ended December 31, 2007 and our other filings with the Securities and Exchange Commission. Forward-looking statements in this press release should be evaluated in light of these important factors. Although the registrant believes that these statements are based upon reasonable assumptions, the registrant cannot provide any assurances regarding future results. The registrant undertakes no obligation to revise or update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Jane Washburn, Whitney Information Network, Inc., +1-239-542-0643 x6291, janewashburn@wincorporate.com